Exhibit 10.56

Sales Contract

Supplier: Wuhan Yangpu Chemicals Co., Ltd.
Buyer: Sanming Huajian Bioengineering Co., Ltd.

The Parties have, after friendly consultation in accordance with the Contract Law of the People’s Republic of China, entered into this contract in Wuhan. The Parties agree as follows:

I.	Items, quantity (in tons), prices and amounts
Items	quality	Packaging	Qty	Unit price	Total
Petroleum ether	Grade-A, National Standard	Apron	28.2	7,850 yuan/ton	221,370

Total: RMB 221,370 yuan

II.	Warranties: The Supplier warrants that the products comply to Grade-A of the national standard at the time of the delivery.
III.	Delivery Venue: The products shall be delivered to the Buyer’s plant.
IV.	Transportation: The Supplier shall be responsible for the transportation.
V.	Delivery Date: The products shall be delivered between December 1, 2009 and December 25, 2009, and can be provided in batches.
VI.	Transportation charges: the Supplier shall bear all related transportation costs, which are included in the total price.
VII.	Packaging: the products can be packaged in the form of aprons.
VIII.	Inspection:
In the event of any dispute about the quality of products between the Parties, relevant state inspection authorities can be engaged to conduct tests; where the test results confirm that products are up to the standard, the Buyer shall accept them and make payments accordingly, otherwise, the Buyer shall be held liable for any damages arising from refusal to accept the products.
IX.	Settlement of Payment and Term.
The Supplier shall provide the Buyer with a 17% VAT invoice for the payment due, and the Buyer shall settle the payments within 30 days following receipt of the invoice.
X.	Liability for Breach of Contract
Any breach of Contract shall be accorded with penalties in accordance with applicable laws and regulations.
XI.	Miscellaneous
1)	The Parties shall enter into separate agreements for matters not mentioned herein. Neither Party shall modify the Contract at its own discretion without obtaining the consent from the other Party.
2)	This Contract is executed in two counterparts, with either Party holding one copy.
3)	This Contract shall enter into force upon execution, with faxed copies holding equally binding force.

Supplier:                                                      Buyer: Fujian Huajian Bioengineering Co., Ltd.
Legal representative: Wei Lanying         Legal representative: Zheng Minyan
Tel: 027-228429                                          Tel:0598-8523617
Fax: 027-83372219/83257915                     Fax: 0598-8321366